CSC Leasing Company

MASTER EQUIPMENT LEASE

Agreement No. 15063

This MASTER EQUIPMENT LEASE AGREEMENT (Master Lease) is entered into upon this, twenty-second day of September 2015, by and between CSC Leasing Company, a Virginia corporation having offices at 6806 Paragon Place, Suite 170, Richmond, Virginia 23230 (Lessor) and BTCS Inc., a Nevada Corporation having principal offices at 1901 N Moore St., Suite 700, Arlington VA 22209, (Lessee).

1. DEFINITIONS:

(a) The Equipment means the equipment, machines, devices, features, and other items listed in each equipment lease Schedule (collectively “Schedule”) executed pursuant hereto and hereby made a part hereof.

(b) The Vendor means the manufacturer or vendor under whose name the Equipment is sold, as may be shown in each schedule.

(c) The Commencement Date means the date that the initial term of the lease related to an individual Schedule begins. If the Acceptance Date of the Equipment under a Schedule is the first day of the month, the Commencement Date shall be the Acceptance Date; otherwise, the Commencement Date shall be the first day of the month following the Acceptance Date.

(d) The Installation and Acceptance Date means the date the Lessee certifies that the Equipment has been installed, is in working order, and has been accepted by the Lessee. Lessee shall execute a Certificate of Installation and Acceptance verifying Lessee’s acceptance of the Equipment as of the Installation Date (“Acceptance Certificate”).

(e) The Secured Party shall mean a third party lender who holds a security interest or lien against a pledged asset, such as the Equipment being leased under this Agreement.

(f) The Advanced Payment(s) shall mean those payments made by the Lessee as a Security Deposit in advance of the commencement of a Schedule. “Advanced Payments” or “Security Deposit” shall have the same meaning in this Master Lease, Schedule, or any other documents communicated to the Lessee.

(g) An Extension means an agreement (Schedule) between the Lessee and Lessor to continue the lease of Equipment, on an expiring Schedule, past its Initial Term, at an agreed Basic Rent, for a specified lease term.

(h) The Fair Market Value means the price of the Equipment that the Lessor believes to be reasonable and is willing to accept in the ordinary course of business, and that the Lessee is willing to pay.

(i) The Buyout means the purchase by the Lessee of Equipment on a Schedule(s) at the end of the Initial Term, Extension, or successor term or terms, at the then Fair Market Value offered by the Lessor.

2. LEASE OF EQUIPMENT: Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, in accordance with the terms and conditions of this Master Lease and applicable Schedules, all Equipment in Schedule(s) which is (are) or may from time to time be executed pursuant to this Master Lease. Each Schedule shall incorporate by reference all terms and conditions of this Master Lease except as provided herein together with such other terms or amendments, which may be specified in such Schedule, and together with this Master Lease, each Schedule shall individually constitute the lease (Lease) for the Equipment specified in such Schedule. A Lease shall not become effective until an applicable Schedule is executed by both Lessee and Lessor. The Schedule(s) shall take precedence over this Master Lease in the event of conflicts.

3. TERM OF LEASE: The term of this Master Lease shall commence on the date set forth above and shall continue in effect thereafter until the later of such time as it is terminated as provided herein or the termination of all Schedules executed pursuant to this Master Lease. The initial term for each Schedule shall commence on the Commencement Date and shall continue for the number of full months set forth in such Schedule (Initial Term). Notice of Lessee’s termination of each Schedule shall be provided to Lessor in writing at least three (3) months prior to the expiration of the Initial Term of such Schedule or the expiration of any Extension or successor term or terms. In the event that Lessee’s written notice is not received by Lessor as specified herein, the terms of the lease related to such Schedule shall be extended for additional three (3) month periods at the then existing Basic Rental until terminated. Any notice of termination by Lessee may not be revoked without the consent of Lessor.

4. RENTAL:

(a) Lessee shall pay to Lessor as rental for the Equipment leased under each Schedule the Basic Rental set forth in such Schedule. The Basic Rental shall be due and payable in advance on or before the first day of each month after receipt of an invoice by Lessee from Lessor or Lessor’s assignee. If the Acceptance Date does not fall on the first day of a month, the payment for the first partial month will be prorated on the basis of the days in the partial month, due and payable ten (10) days after the receipt of an invoice. Except for invoices relating to partial months, invoices shall be sent to Lessee by first class mail, postage prepaid, or by email, on or before the 15th day of the month preceding that for which the Basic Rental is due to afford Lessee sufficient time to process the invoice for timely payment on the first day of the subsequent month. In the event Lessee does not make timely payment of any Basic Rental or other monies due hereunder, Lessee shall be liable to Lessor for a late payment fee of the greater of thirty five dollars ($35.00) or five percent (5%) of the past due balance from the date due thereof, and shall pay such amount promptly to Lessor or Lessor’s assignee. Lessee shall have a five (5) day grace period before incurring late payment fees.

(b) In addition to the Basic Rental, Lessee shall pay to Lessor an amount equal to all taxes, if any, paid, payable or required to be collected by Lessor, however designated, which are levied or based on this transaction, the Basic Rental, this Master Lease, and/or the Equipment or its use, lease, sale, operation, control or value, including, without limitation, state and local sales and privilege taxes, or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding only federal and state income taxes and such other taxes as based on the income of the Lessor. Personal Property taxes, if any, with respect to the Equipment, shall be filed with the appropriate authorities by Lessor, and paid by Lessee. If Lessee does not make timely payments to Lessor or directly to any taxing authority (when prior approval to do such has been granted by Lessor) then Lessee shall be liable for any penalties, interest and other charges in respect of said taxes. Notwithstanding anything hereinabove to the contrary, Lessee shall not be required to pay any tax, levy or assessment in respect of this Master Lease or the Equipment so long as Lessee, in good faith, shall contest the validity thereof by appropriate legal proceedings. Lessee agrees that if such a proceeding is instituted, upon the final decision thereon, or upon the discontinuance thereof, Lessee will forthwith pay such taxes, levies or assessments as are determined to be owing, together with all costs, interest and penalties attached thereto, and all damages and costs, including all attorneys fees reasonably incurred by Lessor as a result of said transaction. Lessee may contest any such taxes in Lessor’s name, and Lessor agrees, upon written request and at the sole expense of Lessee, to cooperate with Lessee in the prosecution of any such contest.

Notwithstanding anything to the contrary, Lessee shall be given a reasonable time within which to pay said taxes as invoiced by Lessor.

5. OWNERSHIP AND INSPECTION: The Equipment shall at all times remain the property of Lessor and remain personal property notwithstanding the manner in which it may be attached or affixed to realty, and Lessee acknowledges and agrees that it does not and shall not obtain any title to the Equipment by virtue of the execution of this Master Lease or by payment or performance hereunder, unless so specified in a Schedule or other agreement. At Lessor’s request, Lessee will affix tags, decals, or plates to the Equipment showing Lessor’s ownership. Lessor or its agent shall have free access to the Equipment upon prior notice and during normal business hours for the purpose of inspection and for any other purpose contemplated in this Master Lease. Lessee shall immediately notify Lessor concerning any claim of damage or loss arising out of the use, manufacture, functioning or operation of the Equipment. Lessee shall keep the Equipment free and clear of all liens, encumbrances and claims of any kind and nature.

6. WARRANTIES:

(a) Lessor hereby assigns to Lessee all manufacturers warranties and indemnities applicable to the Equipment to the extent such are assignable, and hereby authorize Lessee to obtain any services furnished in connection therewith. Lessor shall execute such documents of assignment as Lessee may reasonably request in connection therewith. Lessee shall reassign such manufacturer’s warranties and indemnities to Lessor upon the expiration or termination of this Master Lease or the applicable Schedule and execute such documentation as may be required to effect such reassignment. To the extent such warranties and indemnities are not assignable, Lessor hereby appoints Lessee as its agent to enforce the same.

(b) LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE WITH RESPECT TO THE CONDITION OR PERFORMANCE OF THE EQUIPMENT, ITS MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO OR DEFECTS IN THE EQUIPMENT OR THE OPERATION THEREOF.

(c) Lessor shall have no liability to Lessee for any claim, loss or damage of any kind or nature whatsoever, nor shall there be any abatement of rental for any reason, including without limitation any abatement arising out of or in connection with, whether directly, indirectly, incidentally or consequentially, (i) the Equipment, (ii) any deficiency or defect therein, (iii) any inadequacy of the Equipment for any purpose, (iv) the use, performance, or loss of service of the Equipment, or (v) any loss of business resulting from any of the foregoing.

(d) Lessee will defend, protect, indemnify and hold Lessor and any Secured Party harmless against any and all losses, damages, injuries, claims, demands, liabilities, costs, and expenses, including reasonable attorneys fees, arising out of or in connection with use, possession or operation of the Equipment, except for any loss or damage caused by the willful fault or negligence of Lessor.

(e) The indemnities and assumptions of liabilities shall continue in full force and effect notwithstanding the termination of this Master Lease, whether by time or otherwise.

7. INSURANCE: The risk of loss of, damage to or destruction of the Equipment shall be borne by Lessee. Lessee shall obtain and maintain for the entire term of this Master Lease, at its own expense, insurance against loss or damage to the Equipment, including, without limitation, loss by fire and hazard (including so-called “all risks and extended coverage”), and theft, in such amounts that shall not be, at any point in time, less than the greater of the full costs that the Lessee would be obligated to pay to replace the Equipment (“Replacement Value”) or the agreed amount that the Lessee is obligated to pay in the event that the leased Equipment is lost or irreparably damaged at any point in time during the lease period (“Stipulated Loss Value”) and that is further specified in the Lease Schedule, where such is required, and attached hereto by reference. Additionally, should the Master Lease incorporate Schedules that include vehicles, Lessee shall be required to obtain and maintain certain additional liability insurance provisions that shall be specified in the respective Schedule(s). In the event that the Equipment shall be or become lost, stolen, destroyed, irreparably damaged, or shall be requisitioned or taken over by any governmental authority under the power of eminent domain or otherwise during the term of this Master Lease (any such occurrence being herein called a Casualty Occurrence), Lessee shall promptly notify Lessor. On the payment date for Basic Rental next succeeding the Casualty Occurrence, Lessee shall pay to Lessor an amount equal to the Basic Rental due on such date and any other rentals or sums then currently or past due related to such Schedule, plus an amount equal to the Replacement Value of the Equipment or the Stipulated Loss Value of the Equipment where specified in the Schedule, at which time the Schedule for such equipment shall be terminated and no further rent shall be due from Lessee. If the loss exceeds any applicable deductible and Lessee files a claim for the Casualty Occurrence in accordance with insurer’s policy terms and proper filing is evidenced to Lessor, Lessee may continue to pay the Basic Rental and other sums due under the Master Lease and defer paying the Replacement Value or Stipulated Loss Value of the Equipment until the insurer pays the insurance claim to the loss payees or rejects it. In any settlement under this paragraph 7, Lessee shall be entitled to a credit, (not to exceed the fair market value or Stipulated Loss Value actually paid by the Lessee), for the amount of any proceeds of any insurance or award actually received by Lessor or the Secured Party on account of the Casualty Occurrence. Lessee shall be the named insured and Lessor and Secured Party shall be named as additional insured and/or loss payees under such policies of insurance Lessor’s and any Secured Party’s interest may appear. The Lessee and/or its insurance broker shall endeavor to give Lessor and any Secured Party at least 30 days prior written notice of any alteration in terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor and any Secured Party a certificate of insurance or other evidence reasonably satisfactory to Lessor and Secured Party that such insurance coverage is in effect; provided, however, that Lessor and any Secured Party shall be under no duty either to ascertain the existence of or to examine any such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof.

8. ASSIGNMENT BY LESSOR: Lessor may at any time and from time to time, without consent of Lessee, assign, sell, or encumber, whether absolute or as collateral security for indebtedness of Lessor, all or any part of this Master Lease, the Equipment, and the rental payments hereunder. In the event of any such assignment, the assignee or Secured Party shall have all of Lessor’s rights and obligations hereunder, and upon written notice to Lessee by Lessor or by any assignee or Secured Party with a written assignment from Lessor, Lessee shall unconditionally pay directly to such assignee or Secured Party all rental and other sums due or to become due under the Master Lease. The rights of any such assignee or Secured Party shall not be subject to any abatement, set-off defense or counterclaim which Lessee may have against Lessor prior to assignment. Notwithstanding the foregoing, any such assignment(s) (i) shall be subject to Lessee’s right to quiet use and enjoyment of the Equipment so long as Lessee is not in default under this Master Lease, and (ii) shall not release any of Lessor’s obligations hereunder, or any claim, which Lessee has against Lessor.

9. MAINTENANCE AND REPAIRS:

(a) Lessee shall at all times during the term of the lease for each Schedule, at its own expense, maintain and keep the Equipment in good working order, repair, and condition, and make all necessary adjustments, repair, and replacements, and shall use and require each piece of Equipment to be used in a manner consistent with the warranty and contract maintenance program provided by the Vendor of the Equipment.

(b) Lessor shall have no responsibilities or obligations whatsoever with respect to the condition, operation, maintenance, or repair of the Equipment.

10. LEASE TERMINATION OPTIONS AND REDELIVERY OF EQUIPMENT TO LESSOR: At the termination of the lease for each Schedule, Lessee shall have the option to Buyout, either in part or in full, the Equipment on the expiring Schedule(s); extend the Schedule for a specified term at the then Fair Market Value if the Lessee is in good standing with Lessor; or deliver possession of the Equipment to Lessor as detailed below. Lessee must declare its intent in accordance with the other terms and conditions as specified in Section 3 of this Master Lease agreement.

(a) Lessee shall return the Equipment to Lessor in the same operating order, repair, condition, and appearance as on the date of the commencement of the lease for such Equipment, reasonable wear and tear accepted.

(b) Lessee shall, at the end of the last business day of each lease and at Lessee’s sole expense, tender the Equipment, packed in a manner suitable for truck transportation at the then present location of the Equipment. Such properly packed Equipment to be tendered shall be as complete as reasonably possible, including cables, racks, doors, and manuals.

(c) Lessee shall be solely responsible and liable for and shall pay directly all transportation, insurance, rigging, drayage, packing, installation, de-installation, disconnection charges and other items of like nature incurred in connection with this Master Lease, including without limitation all reasonable costs and expenses incurred with respect to delivering the Equipment to Lessor’s designated location in the continental United States of America and insurance on the Equipment in route upon the termination of the applicable Schedule.

11. DEFAULT: Lessee shall have the right to quiet use and enjoyment of the Equipment provided that Lessee is not in default hereunder. Any of the following events (hereinafter called Event of Default) shall constitute default under a Schedule, upon the occurrence so stated:

(a) The failure by Lessee to pay the Basic Rental or other monies due upon their due date and within five (5) days after receipt of written notice thereof from Lessor or Secured Party; or

(b) Default by Lessee in the performance of any other material term, provision or covenant of this Master Lease as it relates to such Schedule, and Lessee fails to cure such default within thirty (30) days after receipt of written notice thereof from Lessor or Secured Party; or,

(c) If any representation or warranty made by Lessee in such Schedule or the Master Lease or in any document or certificate furnished to Lessor or Secured Party in connection therewith shall prove to be incorrect at any time in any material respect, unless Lessee can properly make such representation or warranty within ten (10) days after receipt of written notice thereof from Lessor or Secured Party; or,

(d) Immediately and without notice from Lessor, if any of the following events occur either voluntarily to or by the Lessee or any guarantor of Lessee’s obligations hereunder: if Lessee or guarantor makes an assignment for the benefit of creditors, or if either is named as a debtor in a petition in bankruptcy in the U.S. Bankruptcy Code, as amended, or, there is an admission by Lessee or guarantor in writing of its inability to pay its debts as they become due, or the filing by Lessee or guarantor of a voluntary petition in bankruptcy or any other petition or answer seeking for itself any reorganization, liquidation, dissolution, receivership, insolvency, or any other debtor relief generally under any present or future law, statute, or regulation, or the filing of any answer by Lessee or guarantor admitting, or the failure of Lessee or guarantor to deny, the material allegations of a petition filed against it for any such relief; or the adjudication of Lessee or guarantor as bankrupt or insolvent; or the seeking or consenting to or acquiescence in, by Lessee or guarantor, of the appointment of a trustee, receiver, or liquidator of Lessee, guarantor, or the property of either party; or,

(e) Upon thirty (30) days, and without notice from Lessor, after (i) the commencement of any proceeding against Lessee or guarantor seeking any reorganization, liquidation, dissolution, receivership, insolvency or any other debtor relief generally under any present or future law, statute, or regulation, unless Lessee or guarantor obtains dismissal of such proceeding within the thirty (30) days; or (ii) the appointment, without the consent or acquiescence of Lessee or guarantor, of any trustee, receiver, or liquidator of Lessee, guarantor, or the property of either party, unless Lessee or guarantor is able to vacate such appointment within the thirty (30) days.

(f) At the option of Lessor or Secured Party and upon written notice of cross-default from either the default by Lessee or guarantor under any Schedule.

12. REMEDIES: Upon the occurrence of any Event of Default, Lessor, at its option, may declare the Schedule and such other Schedules as the Lessor or Secured Party, at its option, may select, in default and exercise one or more of the following remedies (Remedies), each without any presentment, demand, protest, or further notice, (all of which are hereby expressly waived by Lessee): (i) terminate this Master Lease and/or the lease related to the Schedule declared in default and terminate Lessee’s rights there under; and/or (ii) proceed by appropriate suit action or other proceeding, at law or in equity, to enforce payment and performance by Lessee of its covenants and other obligations under this Master Lease and the applicable Schedule, or to recover from Lessee or any and all guarantors, all damages and expenses, including without limitation, reasonable attorney’s fees which Lessor or Secured Party shall have sustained by reason of Lessee’s default or in the enforcement of the Remedies hereunder; and/or (iii) recover all amounts due on or before the date Lessor or Secured Party declared the applicable Schedule in default, plus, upon written notice from Lessor or Secured Party, such party may accelerate the obligations of the Lessee under the Lease related to each Schedule in default and shall cause Lessee (and Lessee agrees that it will) to pay as liquidated damages for loss of the bargain and not as a penalty the greater of (x) the sum of all unpaid Basic Rentals that, absent a default, would have been payable thereunder for the full term of such Lease plus any other obligations due or accrued hereunder, (including without limitation interest accruing at the maximum rate allowed by law from the date of notice to the date of payment), plus the then Fair Market Value of the Equipment leased under the Schedule in Default, such Fair Market Value to be determined by an independent appraiser selected by Lessor and Secured Party, with such appraisal to be binding upon Lessor, Secured Party, and Lessee, and any guarantor; or (y) the sum of all unpaid Basic Rentals that, absent a default, would have been payable thereunder for the full term of such Lease plus any other obligations due or accrued hereunder, (including without limitation interest accruing at the maximum rate allowed by law), and/or (iv) cause Lessee (and Lessee agrees that it will), upon written demand by Lessor or Secured Party, and at expense of Lessee, to promptly return any or all Equipment leased under the Schedule or Schedules in Default in accordance with Section 10 of this Master Lease, or Lessor or Secured Party may, personally or by its agent, at its option and without any legal process, enter upon the premises where such Equipment is located and take immediate possession of and remove the same. The exercise of the Remedies by Lessor or Secured Party shall not constitute a termination of this Master Lease or any Schedule unless Lessor so notifies Lessee in writing.

13. DISPOSITION OF EQUIPMENT UPON REPOSSESSION: In the event that Lessor or Secured Party repossesses the Equipment under Section 12 above, Lessor or Secured Party may (a) lease the Equipment or any portion thereof, in such manner, for such time and upon such term(s) as Lessor may reasonably determine or (b) sell the Equipment, or any portion thereof, at one or more public or private sales, in such a manner, and at such times and upon such terms as Lessor may reasonably determine. In the event that Lessor leases any such Equipment, any rentals received by Lessor for the Remaining Lease Term(s) (the period ending on the date when the Initial Term or any subsequent or renewal term for the Equipment would have expired if an Event of Default had not occurred) for such Equipment shall be applied to the payment of

(i) all costs and expenses (including reasonable attorneys fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, and leasing such Equipment, and (ii) the rentals for the remainder of the Initial Term and all other sums then remaining unpaid under this Agreement. The balance of such rentals, if any, shall be applied first to reimburse Lessee for any sums previously paid by Lessee as liquidated damages, and any remaining amounts shall be retained by Lessor. All rentals received by Lessor for the period commencing after the expiration of the Remaining Lease Term(s) shall be retained by Lessor. Lessee shall remain liable to Lessor to the extent that the aggregate amount of the sums referred to in clause (i) and

(ii) above shall exceed the aggregate rentals received by Lessor under such leases for the respective Remaining Lease Term(s) applicable to the Equipment covered by such leases. In the event that Lessor shall sell or otherwise dispose of (other than pursuant to a lease) any such Equipment, the proceeds thereof shall be applied to the payment of (i) all costs and expenses (including reasonable attorneys fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and selling or otherwise disposing of such Equipment, (ii) the rentals accrued under this Agreement but unpaid up to the time of such sale or other disposition,

(iii) any and all other sums (other than rentals) then owing to Lessor by Lessee hereunder, and

(iv) the Stipulated Loss Value of such Equipment determined as of the date of such sale or other disposition. The balance of such proceeds, if any, shall be applied first to reimburse Lessee for any sums previously paid by Lessee as liquidated damages, and any remaining amounts shall be retained by Lessor. Lessee shall remain liable to Lessor to the extent that the aggregate amount of the sums referred to in clauses (i) through (iv) above shall exceed the aggregate proceeds received by Lessor in connection with the sale or disposition of the Equipment.

14. SUBLEASE AND ASSIGNMENT: Lessee may sublease the Equipment, or may assign its rights hereunder, in whole or in part, only with the prior written consent of Lessor and any Secured Party, which consent will not be unreasonably withheld, and shall be given or not within fifteen (15) days of written notice thereof by Lessee. In any such case, Lessee shall nevertheless remain fully liable hereunder and, in requesting the prior written consent, shall provide copies of any sublease or assignment, together with all related documents, to Lessor and Secured Party.

15. MISCELLANEOUS:

(a) General. Lessor and Lessee acknowledge that there are no agreements or understandings, written, oral, or implied, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Schedule, and that collectively this Master Lease and all Schedules executed pursuant hereto set forth the entire agreement between Lessor and Lessee with respect thereto. Any titles or captions contained herein are for convenience only, and shall not be deemed part of the context of this Master Lease. Neither this Master Lease nor any Schedule may be altered, modified, terminated or discharged except by further written agreement executed by both parties and the Secured Party. Any terms and conditions of any purchase order or other document submitted by Lessee in connection with this Master Lease which is not executed by Lessor and which is in addition to or inconsistent with the terms and conditions herein shall not be binding upon Lessor and shall not apply to this Master Lease. It is further agreed that the foregoing Lease supersedes all prior understandings, proposals and agreements relating to the Equipment for the Master Lease.

(b) No Waiver. No omission or delay by Lessor or Secured Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms covenants, or provisions hereof by Lessee at any time designated, shall be a waiver of any such right or remedy to which Lessor or Secured Party is entitled, nor shall it in any way affect the right of Lessor or Secured Party to enforce such provisions thereafter.

(c) Binding Nature. Each Schedule shall be binding upon, and shall inure to the benefit of, Lessor, Lessee and their respective successors, legal representatives and assigns.

(d) Survival of Obligations. All agreements, representations and warranties contained in this Master Lease, any Schedule, or in any document executed pursuant hereto or in connection herewith shall be for the benefit of Lessor and any assignee or Secured Party, or the Lessee where approved by Lessor, and shall survive the execution and delivery of this Master Lease and the expiration or other termination of this Master Lease.

(e) Return of Security Deposit. At the end of the Initial Term, or Extension thereof, the Lessee may return the Equipment as provided for in Paragraph 10, or Buyout the Equipment at the then Fair Market Value. If the Lessee’s Schedule has not been in Default during the term of the lease and Lessee has no outstanding obligations to Lessor at the end of the Initial Term or Extension, and Lessee has returned the Equipment in accordance with the Master Lease, Lessor shall return the Security Deposit for the Schedule to the Lessee, or apply the Security Deposit to the Buyout requested and accepted by the Lessee. A Security Deposit shall not be applied to any other outstanding obligations for the Schedule, due to Lessor by Lessee at the end of the Initial Term or Extensions thereof.

(f) Notices. Any notice, instruction, or consent to either party by the other which should or may be given hereunder shall be in writing and only shall be deemed received upon the earlier of receipt or three days after mailing if mailed postage prepaid by registered or certified mail at the address for such party set forth or at such changed address as may be subsequently submitted by written notice of either party.

(g) Applicable Law. This Master Lease has been and each Schedule will have been made, executed and delivered in the Commonwealth of Virginia and shall be governed and construed in all respects by the laws of such state.

(h) Service of Process. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding.

(i) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LAWSUIT OR OTHER JUDICIAL PROCEEDING ASSERTING ANY CAUSE OF ACTION OR CLAIM ARISING OUT OF OR RELATING TO THIS MASTER LEASE OR THE TRANSACTIONS OR DOCUMENTS CONTEMPLATED IN THIS MASTER LEASE. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MASTER LEASE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(H), (C) REPRESENTS THAT IT HAS BEEN REPRESENTED BY COUNSEL AND ADVISED OF THE MEANING OF WAIVING ITS RIGHT TO A TRIAL BY JURY AND (D) REPRESENTS THAT IT IS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING ITS RIGHT TO A TRIAL BY JURY.

(j) Venue. The parties agree that the sole and exclusive jurisdiction for any legal action, suit, or proceedings arising out of this Master Lease or concerning its interpretation, suit, or proceedings arising out of this Master Lease or concerning its interpretation, construction, application, or enforcement shall be a state or federal court of competent jurisdiction for the County of Henrico, Virginia (hereinafter, the “Proper Courts”). The parties hereby irrevocably agree to submit to the jurisdiction of all of the Proper Courts for the purpose of any legal action, suit, or proceedings arising out of this Master Lease or concerning legal action, suit, or proceedings arising out of this Master Lease or concerning its interpretation, construction, application, or enforcement. To the extent permitted by law, the parties further hereby agree to waive and not to assert as a defense in any action, suit, or proceeding covered by this Section 15(i) that (1) any of the Proper Courts cannot exercise personal jurisdiction over a party; (2) any party is immune from extraterritorial injunctive relief or other injunctive relief; (3) any action, suit, or proceeding covered by this Section 15(i) may not be maintained in any of the Proper Courts; (4) any action, suit or proceeding covered by this Section 15(i) brought in any of the Proper Courts should be dismissed or transferred on the grounds of forum non conveniens; (5) any action, suit or proceeding covered by this Section 15(i) should be stayed by the pendency of any other action, suit, or proceeding in any court or tribunal other than the Proper Courts, or (6) this Master Lease may not be enforced in or by any of the Proper Courts.

(k) Severability. In the event any one or more of the provisions of this Master Lease and/or any Schedule for any reason shall be or become prohibited or unenforceable in any jurisdiction, such provision shall not invalidate or render unenforceable such provision in any other jurisdiction.

(l) Further Assurances. Lessee, upon execution of this Master Lease and thereafter upon execution of each Equipment Schedule, shall provide Lessor financial statements and other such documentation as Lessor may reasonably request.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease to be executed in their respective names by their duly appointed officers below as of the date first written above.

Lessor: CSC Leasing Company		Lessee: BTCS Inc.

By:		By:
	John E. Corey, President		Charles W. Allen, CEO

CERTIFICATE OF INCUMBENCY

I, Michal Handerhan, COO of BTCS Inc., a Nevada Corporation, (the “Corporation”), do hereby certify that the following was duly elected to the office set forth opposite his/her name, is incumbent in such office as of the date hereof, is authorized to execute on behalf of the Corporation lease agreements and other contractual agreements with CSC Leasing Company, effective beginning September 22, 2015, and that the signature appearing opposite his/her name is the genuine signature of such person.

Name	Title	Signature
Charles W. Allen	CEO	_______________________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his/her hand of the aforesaid Corporation as of
___________________, 2015.

      (date of signing)

Michal Handerhan, COO